Exhibit 32(b)

TXU CORP.
Certificate Pursuant to Section 906
of  Sarbanes - Oxley Act of 2002
CERTIFICATION OF CFO

The undersigned, David A. Campbell, Executive Vice President and Acting Chief Financial Officer of TXU Corp. (the “Company”), DOES HEREBY CERTIFY that:

1.
The Company’s Annual Report on Form 10-K for the period ended December 31, 2006 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 1st day of March, 2007.

/s/ David A. Campbell
Name:	David A. Campbell
Title:	Executive Vice President and Acting Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to TXU Corp. and will be retained by TXU Corp. and furnished to the Securities and Exchange Commission or its staff upon request.